UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant

The Audit Committee of the Board of Directors, or the Audit Committee, of Eagle Pharmaceuticals, Inc., or the Company, conducted a competitive request-for-proposal process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

Following careful evaluation, on September 25, 2020, the Audit Committee approved the engagement of Ernst & Young, LLP, or E&Y, as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, and dismissed BDO USA, LLP, or BDO, the Company’s current independent registered public accounting firm.

(a) Dismissal of Independent Registered Public Accounting Firm

As discussed above, on September 25, 2020, the Audit Committee dismissed BDO as the Company’s independent registered public accounting firm.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. BDO’s audit report for the fiscal year ended December 31, 2019 included an emphasis-of-matter paragraph stating that the Company adopted Accounting Standards Update 2016-02, Leases, on January 1, 2019, and BDO’s audit report for the fiscal year ended December 31, 2018 included an emphasis-of-matter paragraph stating that the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers, on January 1, 2018.

In addition, BDO’s reports on the effectiveness of internal control over financial reporting as of December 31, 2019 and 2018 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through September 25, 2020, there were

(i)	no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports on the consolidated financial statements for such years, and

(ii)	no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to BDO and requested that BDO furnish a letter addressed to the Securities and Exchange Commission, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the above disclosures. A copy of BDO’s letter, dated October 1, 2020, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On September 25, 2020, the Audit Committee approved the engagement of E&Y as the Company’s independent registered public accounting firm, effective immediately, to perform independent audit services for the Company’s fiscal year ending December 31, 2020, subject to execution of an engagement letter between the Company and E&Y.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through September 25, 2020, neither the Company nor anyone acting on its behalf has consulted with E&Y regarding:

(i)	the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue,

(ii)	any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or

(iii)	any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission, dated October 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020	EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer